Exhibit 23.2

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230-5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

Consent of Forrest A. Garb & Associates, Inc.

We consent to the reference to our reports for RAM Energy Resources, Inc., which appears in the December 31, 2008 annual report on Form 10-K of RAM Energy Resources, Inc.

FORREST A. GARB & ASSOCIATES, INC.

By:	/S/ WILLIAM D. HARRIS III
William D. Harris III
CEO President

March 12, 2009